                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        BEACON EDUCATION MANAGEMENT, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                      04-3496613
------------------------------------------------        -----------------------
(State of incorporation or organization)                   (I.R.S. Employer
                                                          Identification No.)
      112 Turnpike Road, Suite 107
            Westborough, MA                                      01581
------------------------------------------------        -----------------------
(Address of principal executive offices)                      (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-60450 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
--------------------------------------------------------------------------------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant incorporates by reference herein the description of the Registrant's common stock, par value $.01 per share, appearing under the caption "Description of Capital Stock" in the Registrant's preliminary prospectus, included in the Registrant's Registration Statement on Form S-1 (File No. 333-60450) (the "Registration Statement") as filed with the Securities and Exchange Commission (the "SEC") on May 8, 2001, as such description may be amended in any preliminary or final prospectus included or deemed to be included in an amendment to the Registration Statement subsequently filed with the SEC. Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, or otherwise, shall be deemed incorporated by reference herein. The Form 8-A will become effective concurrently with the Registration Statement.

ITEM 2.  EXHIBITS.

         3.1      Amended and Restated Certificate of Incorporation of
                  Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (File No. 333-60450)).

         3.2 Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form
                  S-1 (333-60450)).

         4.1      Specimen of Registrant's Common Stock Certificate
                  (incorporated by reference to Exhibit 4.1 to the Registration
                  Statement on Form S-1 (333-60450)).

         4.2      Article Four of the Amended and Restated Certificate of
                  Incorporation (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (333-60450)).

         4.3 Article II of the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form
                  S-1 (333-60450)).

         4.4      Amended and Restated Shareholder Rights Agreement, dated May
                  3, 2001, between Beacon Education Management, Inc. and certain of its stockholders (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1 (333-60450)).

         4.5      Form of Shareholders' Agreement between Beacon Education
                  Management, Inc. and each of Elaine C. Mosley, Carrie
                  Zuberbohler Kennedy, Annie W. Neal, the Estate of Joan
                  Williams, Mary Ella Cummings, Carl W. & Melita Herman, Lee Ann
                  Maloney, Carl Ross and such other persons who may become parties thereto (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-1 (333-60450)).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    Beacon Education Management, Inc.



Date:   June 8, 2001                /s/ William R. DeLoache, Jr.
                                    -------------------------------------------
                                    William R. DeLoache, Jr.
                                    Chairman